As filed with the Securities and Exchange Commission on June 25, 2001
                                                      Registration No. 333-44270
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                        Post-Effective Amendment No. 1 to
                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------


                               Henry Schein, Inc.
             (Exact name of registrant as specified in its charter)

   Delaware                     135 Duryea Road                11-3136595
(State or other            Melville, New York  11747        (I.R.S. Employer
jurisdiction of                 (516) 843-5500            Identification Number)
incorporation
or organization)
                               Stanley M. Bergman
                            Chairman, Chief Executive
                              Officer and President
                               Henry Schein, Inc.
                                 135 Duryea Road
                            Melville, New York 11747
                                 (516) 843-5500
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

                                   Copies to:

    Robert A. Cantone, Esq.                      Michael S. Ettinger, Esq.
      Proskauer Rose LLP                     Vice President and General Counsel
        1585 Broadway                               Henry Schein, Inc.
New York, New York  10036                            135 Duryea Road
         (212) 969-3000                         Melville, New York  11747
                                                     (516) 843-5500

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box:
         |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
         |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                          -----------------------------

This post-effective amendment is being filed for the purpose of removing from registration the 16,330 shares of Common Stock remaining unsold as of the date hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York on June 22, 2001.

                                         Henry Schein, Inc.



                                         By:       *
                                         --------------------------------------
                                              Stanley M. Bergman
                                              Chairman, Chief Executive Officer
                                              and President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Capacity                                         Date

        *                  Chairman, Chief Executive Officer, President              June 22, 2001
----------------------     and Director (principal executive officer)
Stanley M. Bergman

/s/ Steven Paladino        Executive Vice President, Chief Financial                 June 22, 2001
----------------------     Officer and Director (principal financial and
Steven Paladino            accounting officer)


        *                  Executive Vice President, President US                    June 22, 2001
----------------------     Dental and Director
James P. Breslawski

         *                 Senior Vice President, Chief Administrative               June 22, 2001
----------------------     Officer and Director
Gerald A. Benjamin

         *                 Vice President-Human Resources, Special                   June 22, 2001
----------------------     Counsel and Director
Leonard A. David

         *                 Senior Vice President-Corporate Business                  June 22, 2001
----------------------     Development Group and Director
Mark E. Mlotek

         *                 Director                                                  June 22, 2001
----------------------
Marvin H. Schein

*By:    /s/ Steven Paladino
      ---------------------------
      Steven Paladino
      Attorney-in-Fact

June 22, 2001